SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

THE PULSE NETWORK, INC.

(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THE PULSE NETWORK, INC.

10 Oceana Way

Norwood, Massachusetts 02062

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about April 5, 2015 to the holders of record as of the close of business on April 5, 2015 of the common stock of The Pulse Network, Inc., a Nevada corporation (“The Pulse Network”).

On February 5, 2015, the Board of Directors of The Pulse Network and 3 stockholders holding voting power equal to 1,575,001,000 shares of common stock approved and consented in writing in lieu of a special meeting of the Board of Directors and a special meeting of the stockholders to an amendment to our Articles of Incorporation to increase the number of shares of authorized common stock from 200,000,000 to 500,000,000.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada Revised Statutes (“NRS”) and The Pulse Network’s Articles of Incorporation and Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of The Pulse Network for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDER

GENERAL

The Pulse Network will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Pulse Network will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of The Pulse Network’s common stock.

The Pulse Network will only deliver one Information Statement to multiple security holders sharing an address unless The Pulse Network has received contrary instructions from one or more of the security holders. Upon written or oral request, The Pulse Network will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: The Pulse Network, Inc., 10 Oceana Way, Norwood, Massachusetts 02062, Attn: Stephen Saber, Chief Executive Officer. Mr. Saber may also be reached by telephone at (781) 688-8000.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to The Pulse Network’s Bylaws and the Nevada Revised Statutes (“NRS”), a vote by the holders of at least a majority of The Pulse Network’s outstanding capital stock is required to effect the action described herein. The Pulse Network’s Articles of Incorporation, as amended, does not authorize cumulative voting.

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As of the record date, February 5, 2015, The Pulse Network 192,179,331 shares of common stock issued and outstanding, consisting of: (i) 104,502,563 shares of common stock; (ii) 1,000 shares of common stock presently issuable upon the conversion of all our currently outstanding shares of Series A Preferred Stock; (iii) 75,000,000 shares of common stock presently issuable upon the conversion of all of our currently outstanding shares of Series B Preferred Stock; and (iv) 2,475,000 shares of common stock presently issuable upon the exercise of all of our outstanding warrants and options. Each shares of Series A Preferred Stock has voting power equal to one share of common stock, and on February 5, 2015, there were 1,000 shares of Series A Preferred stock issued and outstanding. Each share of Series B Preferred Stock has voting power equal to 100 shares of common stock, and on February 5, 2015, there were 15,000,000 shares of Series B Preferred Stock issued and outstanding. Therefore, the voting power equal to not less than 802,251,179 shares of common stock is required to pass any stockholder resolutions. The consenting stockholders cumulatively hold voting equal to 1,575,001,000 shares of common stock, which represents approximately 98.1% of the issued and outstanding shares of The Pulse Network’s common stock.

Pursuant to Chapter 78.320 of the NRS, the consenting stockholders voted, with the Board of Directors, in favor of the actions described herein in a joint written consent, dated February 5, 2015. No consideration was paid for the consent. The consenting stockholders’ names, affiliations with The Pulse Network, and their beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership		Percent of Common Stock (1)
Common Stock	Stephen Saber (2)	62,010,414	(3)	37.5%
Common Stock	Nicholas Saber (4)	43,995,293	(5)	26.6%
Common Stock	John Saber (6)	43,995,293	(7)	26.6%
All directors and executive officers as a group (3 persons)		150,001,000		90.9%

* Unless otherwise noted, the address of each person or entity listed is, c/o The Pulse Network, Inc., 10 Oceana Way, Norwood, Massachusetts 02062.

(1)

As of the record date, February 5, 2015, The Pulse Network 192,179,331 shares of common stock issued and outstanding, consisting of: (i) 104,502,563 shares of common stock; (ii) 1,000 shares of common stock presently issuable upon the conversion of all our currently outstanding shares of Series A Preferred Stock; (iii) 75,000,000 shares of common stock presently issuable upon the conversion of all of our currently outstanding shares of Series B Preferred Stock; and (iv) 2,475,000 shares of common stock presently issuable upon the exercise of all of our outstanding warrants and options. Each shares of Series A Preferred Stock has voting power equal to one share of common stock, and on February 5, 2015, there were 1,000 shares of Series A Preferred stock issued and outstanding. Each share of Series B Preferred Stock has voting power equal to 100 shares of common stock, and on February 5, 2015, there were 15,000,000 shares of Series B Preferred Stock issued and outstanding.

(2)	Appointed Chief Executive Officer and Chairman of the Board of Directors on March 29, 2013.

(3)

Of the 62,010,414 shares of common stock referenced, 31,005,000 shares are reserved for issuance upon the conversion at any time upon the discretion of Stephen Saber from 6,201,000 shares of Series B Preferred Stock currently held by him, and 414 shares are reserved for issuance upon the conversion at any time upon the discretion of Stephen Saber from 414 shares of Series A Preferred Stock currently held by him.

(4)	Appointed President, Secretary, Treasurer and a Director on March 29, 2013.

(5)

Of the 43,995,293 shares of common stock referenced, 21,997,500 shares are reserved for issuance upon the conversion at any time upon the discretion of Nicholas Saber from 4,399,500 shares of Series B Preferred Stock currently held by him, and 293 shares are reserved for issuance upon the conversion at any time upon the discretion of Stephen Saber from 293 shares of Series A Preferred Stock currently held by him.

(6)	Appointed Chief Information Officer and a Director on March 29, 2013.

(7)

Of the 43,995,293 shares of common stock referenced, 21,997,500 shares are reserved for issuance upon the conversion at any time upon the discretion of John Saber from 4,399,500 shares of Series B Preferred Stock currently held by him, and 293 shares are reserved for issuance upon the conversion at any time upon the discretion of John Saber from 293 shares of Series A Preferred Stock currently held by him.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 5, 2015, certain information regarding the ownership of The Pulse Network’s capital stock by each director and executive officer of The Pulse Network, each person who is known to The Pulse Network to be a beneficial owner of more than 5% of any class of The Pulse Network’s voting stock, and by all officers and directors of The Pulse Network as a group. Unless otherwise indicated below, to The Pulse Network’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of February 5, 2015 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 192,179,331 shares of common stock issued and outstanding on a fully diluted basis, as of February 5, 2015.

Title of Class	Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership		Percent of Common Stock (1)
Common Stock	Stephen Saber (2)	62,010,414	(3)	37.5%
Common Stock	Nicholas Saber (4)	43,995,293	(5)	26.6%
Common Stock	John Saber (6)	43,995,293	(7)	26.6%
All directors and executive officers as a group (3 persons)		150,001,000		90.9%

* Unless otherwise noted, the address of each person or entity listed is, c/o The Pulse Network, Inc., 10 Oceana Way, Norwood, Massachusetts 02062.

(1)

As of the record date, February 5, 2015, The Pulse Network 192,179,331 shares of common stock issued and outstanding, consisting of: (i) 104,502,563 shares of common stock; (ii) 1,000 shares of common stock presently issuable upon the conversion of all our currently outstanding shares of Series A Preferred Stock; (iii) 75,000,000 shares of common stock presently issuable upon the conversion of all of our currently outstanding shares of Series B Preferred Stock; and (iv) 2,475,000 shares of common stock presently issuable upon the exercise of all of our outstanding warrants and options. Each shares of Series A Preferred Stock has voting power equal to one share of common stock, and on February 5, 2015, there were 1,000 shares of Series A Preferred stock issued and outstanding. Each share of Series B Preferred Stock has voting power equal to 100 shares of common stock, and on February 5, 2015, there were 15,000,000 shares of Series B Preferred Stock issued and outstanding.

(2)	Appointed Chief Executive Officer and Chairman of the Board of Directors on March 29, 2013.

(3)

Of the 62,010,414 shares of common stock referenced, 31,005,000 shares are reserved for issuance upon the conversion at any time upon the discretion of Stephen Saber from 6,201,000 shares of Series B Preferred Stock currently held by him, and 414 shares are reserved for issuance upon the conversion at any time upon the discretion of Stephen Saber from 414 shares of Series A Preferred Stock currently held by him.

(4)	Appointed President, Secretary, Treasurer and a Director on March 29, 2013.

(5)

Of the 43,995,293 shares of common stock referenced, 21,997,500 shares are reserved for issuance upon the conversion at any time upon the discretion of Nicholas Saber from 4,399,500 shares of Series B Preferred Stock currently held by him, and 293 shares are reserved for issuance upon the conversion at any time upon the discretion of Stephen Saber from 293 shares of Series A Preferred Stock currently held by him.

(6)	Appointed Chief Information Officer and a Director on March 29, 2013.

(7)

Of the 43,995,293 shares of common stock referenced, 21,997,500 shares are reserved for issuance upon the conversion at any time upon the discretion of John Saber from 4,399,500 shares of Series B Preferred Stock currently held by him, and 293 shares are reserved for issuance upon the conversion at any time upon the discretion of John Saber from 293 shares of Series A Preferred Stock currently held by him.

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EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and all other executive officers (collectively, the “Named Executive Officers”) in the fiscal years ended March 31, 2014 and 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Stephen Saber;	2014	364,028	-0-	-0-	-0-	-0-	-0-	-0-	364.028
Chief Executive Officer, and Chairman of the Board of Directors (1)	2013	538,124	-0-	-0-	-0-	-0-	-0-	-0-	538,124

Nicholas Saber;	2014	295,278	-0-	-0-	-0-	-0-	-0-	-0-	295,278
President, Secretary, Treasurer, and Director (2)	2013	244,911	-0-	-0-	-0-	-0-	-0-	-0-	244,911

John Saber;	2014	257,778	-0-	-0-	-0-	-0-	-0-	-0-	257,778
Chief Information Officer, and Director (3)	2013	200,001	-0-	-0-	-0-	-0-	-0-	-0-	200,001

(1) Appointed Chief Executive Officer and Chairman of the Board of Directors on March 29, 2013.

(2) Appointed President, Secretary, Treasurer and Director on March 29, 2013.

(3) Appointed Chief Information Officer and Director on March 29, 2013.

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the fiscal period ended March 31, 2014 and through the date of filing of this Schedule 14C. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended March 31, 2014 and through the date of filing of this Schedule 14C.

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EMPLOYMENT AGREEMENTS

The Company has employment agreements, each with a term of five years, with each of its three officers and directors: Stephen Saber, Nicholas Saber and John Saber.

The individual employment agreements, dated March 29, 2013, provide for an initial annual base salary, commencing April 1, 2013, of $350,000 for Stephen Saber, $275,000 for Nicholas Saber and $225,000 John Saber. Each salary will increase by 7% on April 1 of each year, beginning in 2014, based on the salary due in the year prior to each such 7% increase. The agreements also provide for (i) a bonus of cash compensation equal to 1.5% of all monthly net revenues of the Company and The Pulse Network, (ii) the Company to pay for executive’s costs related to executive’s reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) the Company to pay for executive’s car and commuting costs, not to exceed $1,100 per month, and club membership costs, payable not later than 10 days after the end of each month, and (iv) a severance payment for each executive equal to his then current annual base salary rate upon the termination of the executive’s employment by the Company without cause or by the executive for good reason or in the event of a change in control. The employment agreements also entitle the executives to participate in our employee benefit programs and provide for other customary benefits. In addition, each employment agreement provides compensation pursuant periodic grants of stock options thereafter as recommended by our board of directors (no options have been granted to any executive as of the date of this Form 10-K). Finally, the employment agreements prohibit the executives from engaging in certain activities which compete with the Company, seek to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

Effective January 1, 2014, an amendment was approved to the existing employment agreements with its three officers and directors: Stephen Saber, Nicholas Saber and John Saber. The amendment to the individual agreements provide for an initial base salary, commencing January 1, 2014, of $250,000 for Stephen Saber, $200,000 for Nicholas Saber, and $200,000 for John Saber. The amendment has removed the provision to automatically increase the officers’ base salaries 7% on April 1 of each year. The amendment also removed providing bonus cash compensation equal to 1.5% of all monthly net revenues of the Company.

On September 26, 2014, the Company agreed with each of Stephen Saber, Nicholas Saber and John Saber to amend their respective employment agreements to restore such agreements to their original terms on March 29, 2013, when first entered into. Pursuant to the September 26, 2014 amendments, the Company agreed (i) to increase the salary of Stephen Saber from $250,000 per year to $350,000 per year, (ii) increase the salary of Nicholas Saber from $200,000 per year to $275,000 per year, and (iii) increase the salary of John Saber from $200,000 per year to $225,000 per year. Additionally, the amendments to each of the three employment agreements restored (i) an automatic increase of 7% to the base salaries on April 1 of each year and (ii) compensation of a cash bonus equal to 1.5% of all monthly net revenues of the Company. Each of Stephen Saber, Nicholas Saber and John Saber are also directors of the Company and approved the employment agreement amendments as directors of the Company.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of March 31, 2014 provided for or contributed to by our company.

Director Compensation

The following table sets forth director compensation as of the fiscal year ended March 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen Saber (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Nicholas Saber (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
John Saber (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Appointed Chief Executive Officer and Chairman of the Board of Directors on March 29, 2013.

(2) Appointed President, Secretary, Treasurer and Director on March 29, 2013.

(3) Appointed Chief Information Officer and Director on March 29, 2013.

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We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the Board of Directors. All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers and our directors as of the fiscal year ended March 31, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen Saber	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
Nicholas Saber	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
John Saber	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

Securities Authorized for Issuance under Equity Compensation Plans

None.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of The Pulse Network which may result in a change in control of The Pulse Network.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of the Board of Directors and the written consent of the consenting stockholders:

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I. AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK

On February 5, 2015 the Board of Directors and the consenting stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to increase the number of shares of authorized common stock from 200,000,000 to 500,000,000. Such amendment is referred to herein as the “Authorized Shares Amendment.”

Currently, The Pulse Network has 200,000,000 shares of common stock authorized, of which 192,179,331 shares are issued and outstanding. As a result of the Authorized Shares Amendment, The Pulse Network will have 500,000,000 shares of shares of common stock authorized for issuance, of which 307,802,669 will be available for issuance. The Board of Directors will be able to authorize the issuance of the additional 307,802,669 shares of common stock without seeking further action or vote of our stockholders.

The issuance by us of common stock could dilute both the equity interests and the earnings per share of existing holders of our common stock. Such dilution may be substantial, depending upon the amount of shares issued.

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of The Pulse Network by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of The Pulse Network. Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of The Pulse Network by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of the Directors to issue such additional shares of common stock could discourage an attempt by a party to acquire control of The Pulse Network by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common stock to persons’ interests aligned with that of the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the increase in the number of shares of common stock authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the increase in the number of shares of common stock authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire The Pulse Network to negotiate directly with the Board of Directors, enabling the Board of Directors to consider a proposed transaction in a manner that best serves the stockholders’ interests.

The Board believes that it is advisable and in the best interests of The Pulse Network to have available additional authorized but unissued shares of common stock in an amount adequate to provide for The Pulse Network’s future needs. The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.

The Pulse Network has (i) no present plans or commitments for the issuance or use of the proposed additional shares of common stock in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of common stock in connection with a merger, share exchange or acquisition.

ANTI-TAKEOVER EFFECTS

The Authorized Shares Amendment will provide us with shares of common stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our common stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of The Pulse Network with another company. The Authorized Shares Amendment is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our common stock or gain control of The Pulse Network. The purpose of the Authorized Shares Amendment is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.

Other than the Authorized Shares Amendment, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of The Pulse Network. While it is possible that management could use the additional authorized shares of common stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created common stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

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While the Authorized Shares Amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of The Pulse Network in effect on the date of this Information Statement. However, The Pulse Network stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of The Pulse Network or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. The Pulse Network is not aware of any proposed attempt to take over The Pulse Network or of any attempt to acquire a large block of The Pulse Network’s stock. The Pulse Network has no present intention to use the increased number of authorized common stock for anti-takeover purposes.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Authorized Shares Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of The Pulse Network. We anticipate the effective date to be on or about April 6, 2015.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

The Pulse Network’s Annual Report on Form 10-K for the year ended March 31, 2014 and filed with the SEC on June 30, 2014; Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and filed with the SEC on August 14, 2014; Current Report on Form 8-K, filed with the SEC on October 14, 2014, Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and filed with the SEC on November 18, 2014; Current Report on Form 8-K, filed with the SEC on December 22, 2014, and Quarterly Report on Form 10-Q for the quarter ended December 31, 2014 and filed with the SEC on February 17, 2015, have been incorporated herein by this reference.

The Pulse Network will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by The Pulse Network pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding The Pulse Network should be addressed to Stephen Saber, Chief Executive Officer, at The Pulse Network’s principal executive offices, at: The Pulse Network, Inc., 10 Oceana Way, Norwood, Massachusetts 02062. Mr. Saber may also be reached by telephone at (781) 821-6600.

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